UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2023
____________________________________________
Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware	001-33963	26-1344998
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2015 Equity Incentive Plan

As described in Item 5.07 below, on May 4, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Iridium Communications Inc. (the “Company”), the Company’s stockholders approved the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Plan”), under which a maximum of 33,597,991 shares of common stock are reserved for issuance pursuant to stock options and other equity awards, plus shares underlying outstanding awards granted under the Iridium Communications Inc. 2012 Equity Incentive Plan (the “2012 Plan”) that may be added to the Amended and Restated Plan’s share reserve under its terms. The Amended and Restated Plan was previously approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors (the “Board”) of the Company. The Amended and Restated Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 17, 2023 (the “Proxy Statement”) as Proposal 4, beginning on page 25, and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held virtually on May 4, 2023. Of the 126,573,225 shares of common stock, par value $0.001 per share, outstanding as of the close of business on the record date of March 9, 2023, 119,049,359 shares, or approximately 94%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors

The following twelve (12) directors were elected to serve for one-year terms until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Niehaus	109,229,124	2,351,844	7,468,391
Thomas C. Canfield	110,209,610	1,371,358	7,468,391
Matthew J. Desch	110,718,050	862,918	7,468,391
Thomas J. Fitzpatrick	99,470,826	12,110,142	7,468,391
L. Anthony Frazier	111,381,560	199,408	7,468,391
Jane L. Harman	111,058,522	522,446	7,468,391
Alvin B. Krongard	99,219,223	12,361,745	7,468,391
Suzanne E. McBride	101,604,015	9,976,953	7,468,391
Admiral Eric T. Olson (Ret.)	110,135,474	1,445,494	7,468,391
Parker W. Rush	109,714,546	1,866,422	7,468,391
Kay N. Sears	111,379,580	201,388	7,468,391
Jacqueline E. Yeaney	111,337,573	243,395	7,468,391

Proposal 2 — Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
107,344,375	4,049,586	187,007	7,468,391

Proposal 3 — Indication, on a non-binding advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
108,463,445	189,523	2,754,502	173,498	7,468,391

Proposal 4 — Approval of the Company’s Amended and Restated 2015 Equity Incentive Plan.

For	Against	Abstained	Broker Non-Votes
95,180,509	16,211,007	189,452	7,468,391

Proposal 5 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstained
118,785,597	110,431	153,331

Item 7.01 Regulation FD Disclosure.

On May 5, 2023, the Company announced that its board of directors had declared a cash dividend on its common stock of $0.13 per share. The dividend is payable on June 30, 2023, to stockholders of record as of June 15, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
*	Submitted electronically with this Report in accordance with the provisions of Regulation S-T

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	May 5, 2023	By:	/s/ Kathleen A. Morgan
			Name:	Kathleen A. Morgan
			Title:	Chief Legal Officer